Exhibit 10.2

LOAN AGREEMENT

This LOAN AGREEMENT (this “Agreement”), dated as of December 4, 2023, by and among Jefferies Credit Partners BDC Inc. (the “Borrower”) and Jefferies Finance LLC (the “Lender”).

ARTICLE I

DEFINITIONS

1.1 Certain Definitions.

(a) “Applicable Rate” means, in respect of any Interest Period, the rate per annum equal to Term SOFR.

(b) “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

(c) “Business Day” means any day that is not a Saturday, a Sunday or a legal holiday on which banks in the City of New York are closed.

(d) “Initial Principal Amount” means $163,743,935.54.

(e) “Interest Period” means, in respect of all outstanding amounts accruing at the Applicable Rate, the period commencing on the date any such amount is disbursed, converted or continued and ending on the date one (1) month thereafter.

(f) “Maturity Date” means the earlier of January 4, 2024, and the date that the Principal Amount and any accrued interest thereon shall become payable in full upon acceleration by the Lender.

(g) “Person” means an individual, a corporation, partnership, trust, limited liability company, organization, association, government or any department or agency thereof, or any other entity.

(h) “Principal Amount” means the Initial Principal Amount, as such amount may be increased from time to time pursuant to Section 3.1 hereof and by any additional amounts loaned to the Borrower by the Lender pursuant to Section 2.1 hereof or decreased from time to time by any amounts repaid by the Borrower to the Lender pursuant to Section 2.4 hereof.

(i) “Term SOFR” means, for the Interest Period, the forward-looking SOFR term rate administered by the CME Group Benchmark Administration Limited (CBA) (or any successor administrator satisfactory to the Lender) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be reasonably designated by the Lender from time to time) at 11:00 a.m. (New York time) on the day that is two (2) Business Days preceding the date of such setting.

1.2 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles and Sections are to Articles and Sections of this Agreement as such Articles and Sections may be or are amended from time to time in accordance with the terms and provisions of this Agreement, unless otherwise expressly provided in this Agreement. Any definition of or reference to any agreement, law, instrument or other document herein shall be construed as referring to such agreement, law, instrument or other document as from time to time amended, restated, amended and restated, supplemented, renewed or otherwise modified (subject to any restrictions on such amendments, supplements, renewals or modifications set forth herein or therein). Any singular term in this Agreement shall be deemed to include the plural, and any plural term shall be deemed to include the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The name assigned to this Agreement and the Section and Article captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Business Days and any related time periods shall be determined in accordance with the modified following business day convention. This Agreement and any provision of it shall not be construed against the party that drafted this Agreement or such provision.

ARTICLE II

PRINCIPAL, INTEREST AND TERMS OF PAYMENT

2.1 Loans. The Lender agrees to extend one or more loans to the Borrower in such amounts and at such times to be agreed by the Borrower and the Lender, in each party’s sole discretion.

2.2 Payment Schedule. The Borrower shall pay the Principal Amount and any accrued and unpaid interest thereon in full to the Lender on the Maturity Date, provided that if, prior to the Maturity Date, the Principal Amount equals $0, all accrued interest has been paid and the Borrower has paid any other amounts owing, then the Borrower shall have no further payment obligations pursuant to this Agreement.

2.3 Form of Payment. Payments under this Agreement shall be made in lawful money of the United States of America, in immediately available funds and in such form and manner as may be agreed to by the Borrower and the Lender.

2.4 Optional Prepayment. The Borrower may, upon at least one Business Day’s prior notice to the Lender, prepay, without premium or penalty, the Principal Amount, as of the date of such prepayment, in whole or in part, together with any accrued interest thereon.

ARTICLE III

INTEREST

3.1 Interest. Interest on the Principal Amount shall accrue at the Applicable Rate and shall be due and payable in-kind on the last day of each Interest Period by increasing the Principal Amount by the amount of unpaid interest that has accrued thereon during the corresponding Interest Period. All accrued and unpaid interest shall be payable in cash on the Maturity Date or, if earlier, on the date on which the outstanding Principal Amount is repaid or prepaid in accordance with the terms hereof; provided that the Borrower shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law on overdue principal on demand and shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand.

3.2 Default Interest. In the event the Borrower defaults in the payment of the Principal Amount, or in the payment of the interest thereon, when the same become due and payable, upon acceleration or otherwise, this Agreement shall bear interest at a rate of 2% plus the Applicable Rate commencing on the date of such default.

3.3 Computation of Interest. Interest shall be computed for each period during which it accrues by multiplying the Principal Amount on each day, by (i) the Applicable Rate and by (ii) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365 or 366, as applicable.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower, to the extent set forth below, hereby represents to the Lender on the date hereof and on each date that a loan is extended pursuant to Section 2.1 hereof:

4.1. it is duly organized, validly existing and in good standing under the laws of the State of Maryland, and it has all requisite power and authority to execute, deliver and perform its obligations under this Agreement;

4.2. the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not contravene any applicable law or any contractual restriction binding upon or affecting it or its property, and this Agreement constitutes a legal, valid and binding obligation of it, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

4.3. no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement; and

4.4 it is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE V

EVENTS OF DEFAULT

5.1 Events of Default. An “Event of Default” shall occur if (i) the Borrower defaults in the payment of the principal or the interest under this Agreement when the same becomes due and payable, upon acceleration or otherwise, or (ii) any representation or warranty made by the Borrower herein shall have been incorrect in any material respect when made.

5.2 Acceleration.

(a) If an Event of Default occurs and is continuing, the Lender may declare the unpaid Principal Amount, and any accrued interest thereon, to be immediately due and payable.

(b) The Lender, by written notice to the Borrower, may rescind an acceleration and its consequences if (i) all existing Events of Default have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

5.3 Other Remedies. If an Event of Default occurs and is continuing, the Lender may pursue any available remedy by proceeding at law or in equity to collect the payment of the Principal Amount and any interest thereon, or to enforce the performance of any provision of this Agreement.

5.4 No Waiver; Remedies. A delay or omission by the Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy shall be exclusive of any other remedy. All remedies are cumulative to the extent permitted by law.

5.5 Waiver of Past Defaults. The Lender may waive an existing Event of Default and its consequences. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

ARTICLE VI

MISCELLANEOUS

6.1 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by electronic communication, or five Business Days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below.

If to the Lender:

Jefferies Finance LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

Email: JFIN.Notices@Jefferies.com

If to the Borrower:

Jefferies Credit Partners BDC Inc.

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

Email: JFIN.Notices@Jefferies.com

6.2 Entire Agreement. This Agreement represents the entire agreement of the parties hereto with respect to the matters contemplated hereby, and there are no written or oral representations, warranties, understandings or agreements with respect hereto except as expressly set forth herein.

6.3 Successors and Assigns. This Agreement shall be binding upon the successors and permitted assigns of the Borrower and the Lender. Neither the Lender nor the Borrower may assign or transfer or dispose of its rights with respect to this Agreement without the prior written consent of the other party hereto.

6.4 Books and Records. The books and records of the Lender shall, absent manifest error, be conclusive as to all amounts and determinations payable or made hereunder.

6.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each party or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.

6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

6.7 Counterparts; Electronic Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

IN WITNESS WHEREOF, the Borrower has caused this Agreement to be executed by its duly authorized officers.

Dated: December 4, 2023

JEFFERIES CREDIT PARTNERS BDC INC.

By:	/s/ Jason Kennedy
	Name:	Jason Kennedy
	Title:	President and Chief Executive Officer

Acknowledged and agreed:

JEFFERIES FINANCE LLC

By:	/s/ Adam Klepack
	Name:	Adam Klepack
	Title:	General Counsel

[Signature Page to Loan Agreement]